Exhibit 8(b)

                        CitiFunds Tax Free Income Trust
                           21 Milk Street, 5th Floor
                          Boston, Massachusetts 02109

                              __________ __, 1998


State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

      Re: CitiFunds Tax Free Income Trust - Custodian Contract

Ladies and Gentlemen:

      Pursuant to Section 12 of the Custodian Contract dated as of June 24, 1986 (the "Contract"), between CitiFunds Tax Free Income Trust (formerly known as "Landmark New York Tax Free Income Fund") (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that CitiFunds California Tax Free Income Portfolio (the "Fund") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

      Please sign below to evidence your agreement to render such services as custodian on behalf of the Fund and to add the Fund as a beneficiary under the Contract.

                                    CITIFUNDS TAX FREE INCOME TRUST


                                    By:_____________________________

                                    Title:__________________________


Agreed:

STATE STREET BANK AND TRUST COMPANY


By:_____________________________

Title:__________________________